UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 8, 2022

WB Burgers Asia, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-56233	00-0000000
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3F K’s Minamiaoyama 6-6-20 Minamiaoyama, Minato-ku, Tokyo 107-0062, Japan	107-0062
(address of principal executive offices)	(zip code)

81-90-6002-4978
(registrant’s telephone number, including area code)

N/A
(former name or former mailing address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [   ]

“We”, “Us”, and or “The Company” refer to WB Burgers Asia, Inc.

8.01 OTHER EVENTS

On or about February 8, 2022, we incorporated Store Foods Co., Ltd., a Japan Company. Store Foods Co., Ltd. is now a wholly owned subsidiary of the Company. Currently, Koichi Ishizuka is the sole Officer and Director of Store Foods Co., Ltd.

While our future plans for Store Foods Co., Ltd. are not definitive and may change, the intended business purpose of the Company is as follows:

1. Food sales;

2. Food wholesale and retail;

3. Chain organizations consisting of food retailers as members;

4. Restaurants;

5. Manufacturing and sales of boxed lunches for catering;

6. Alcohol sales;

7. Health supplement and health drink sales;

8. Manufacturing and sales of functional foods;

9. Lease of goods related to restaurant management;

10. System development;

11. Delivery;

12. Application development and sales;

13. Advertising;

14. Management consulting;

15. All businesses incidental to any of the above.

As a result of the above, we now have two wholly owned subsidiaries, WB Burgers Asia, Inc., and Store Foods Co., Ltd., both of which are Japan Companies.

ITEM 9.01 EXHIBITS

There are no exhibits included with this filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

WB Burgers Asia, Inc.

Dated: March 11, 2021	/s/ Koichi Ishizuka
Koichi Ishizuka Chief Executive Officer